              As filed with the Securities and Exchange Commission
                                on April 26, 1999
                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               SAPIENT CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      04-3130648
      (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                     Identification Number)

ONE MEMORIAL DRIVE, CAMBRIDGE, MASSACHUSETTS                      02142
  (Address of Principal Executive Offices)                      (Zip Code)

                     ADJACENCY, INC. 1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                               JERRY A. GREENBERG
                                 J. STUART MOORE
                           CO-CHIEF EXECUTIVE OFFICERS
                               SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142

                                 WITH A COPY TO:
                              DEBORAH ENGLAND GRAY
                                 GENERAL COUNSEL
                               SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200

            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

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                                                                           Proposed
                                                                            Maximum                   Amount of
Title of Securities                               Amount to be             Aggregate               Registration
to be Registered                                   Registered            Offering Price                  Fee
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Common Stock, $.01 par value                      63,254 shares           $788,560.64(1)                 $220
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(1) This estimated fee is based on the proposed maximum offering price of the shares offered pursuant to the Plan in accordance with Rules 457(h) and 457(o) of the Securities Act of 1933.
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                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed to register the shares of Common Stock of Sapient Corporation (the "Company" or "Registrant") issuable pursuant to the Adjacency, Inc. 1998 Stock Option Plan. On March 29, 1999, pursuant to the terms of Section 1.6 of the Principal Stockholder Stock Purchase Agreement by and among the Company, Adjacency, Inc. ("Adjacency"), the Principal Stockholders of Adjacency identified on Schedule A attached thereto and Andrew Sather, as Exchange Agent, dated as of March 29, 1999, the Company assumed all of the outstanding options to purchase Common Stock of Adjacency under the Adjacency, Inc. 1998 Stock Option Plan.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Adjacency, Inc. 1998 Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

         (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

         (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

     Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

         Indemnification is required to be made unless the Registrant determines (in the manner provided in the Amended and Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the

Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

     Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

     Item 8.  EXHIBITS

     Exhibit
     Number          Description
     -------         -----------

     4.1 (1) Amended and Restated Certificate of Incorporation of the Registrant, as amended

     4.2 (2)         Amended and Restated By-Laws of the Registrant

     4.3 (2)         Specimen certificate for shares of Common Stock

     5.1             Opinion of Hale and Dorr LLP

     23.1            Consent of Hale and Dorr LLP (included in Exhibit 5.1)

     23.2            Consent of KPMG Peat Marwick LLP

     24.1 Power of Attorney (included on the signature page to this Registration Statement)

     24.2            Power of Attorney of Carl S. Sloane

     24.3            Power of Attorney of Darius W. Gaskins, Jr.

     24.4            Power of Attorney of Bruce D. Parker

     24.5            Power of Attorney of R. Stephen Cheheyl

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(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-53769).
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-1586).

     Item 9.  UNDERTAKINGS

     1.  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22nd day of April, 1999.

                                             SAPIENT CORPORATION


                                             By: /s/ Susan D. Johnson
                                                 --------------------------
                                             Name: Susan D. Johnson
                                             Title: Chief Financial Officer


                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Sapient Corporation, hereby severally constitute and appoint Susan D. Johnson, Deborah England Gray, Paul P. Brountas and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sapient Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                   Title                                 Date
             ---------                                   -----                                 ----

/s/ Jerry A. Greenberg                 Co-Chief Executive Officer and Director             April 22, 1999
-------------------------------------  (Principal Executive Officer)
Jerry A. Greenberg

/s/ J. Stuart Moore                    Co-Chief Executive Officer and Director             April 22, 1999
-------------------------------------  (Principal Executive Officer)
J. Stuart Moore

/s/ Susan D. Johnson                   Chief Financial Officer (Principal                  April 22, 1999
-------------------------------------  Financial and Accounting Officer)
Susan D. Johnson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 *                     Director                   April 22, 1999
-------------------------------------
Carl S. Sloane

                 *                     Director                   April 22, 1999
-------------------------------------
Darius W. Gaskins, Jr.

                 *                     Director                   April 22, 1999
-------------------------------------
Bruce D. Parker

                 *                     Director                   April 22, 1999
-------------------------------------
R. Stephen Cheheyl




* By: /s/ Susan D. Johnson
      -------------------------------
      Susan D. Johnson
      Attorney-in-fact

                                  EXHIBIT INDEX



Exhibit
Number         Description
-------        -----------

4.1(1) Amended and Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)         Amended and Restated By-Laws of the Registrant

4.3(2)         Specimen certificate for shares of Common Stock

5.1            Opinion of Hale and Dorr LLP

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2           Consent of KPMG Peat Marwick LLP

24.1 Power of Attorney (included on the signature page to this Registration Statement)

24.2           Power of Attorney of Carl S. Sloane

24.3           Power of Attorney of Darius W. Gaskins, Jr.

24.4           Power of Attorney of Bruce D. Parker

24.5           Power of Attorney of R. Stephen Cheheyl

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(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-8 (File No. 333-53769).
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-1586).